Exhibit 99.1

GXO Logistics Reports Third Quarter 2022 Results

Highlights

•Third quarter revenue of $2.3 billion, up 16% year-over-year; including organic revenue growth1 of 16%; net income attributable to GXO of $63 million; adjusted EBITDA1 of $192 million; diluted EPS of $0.53 and adjusted diluted EPS1 of $0.75
•2022 FY guidance reiterated, including 12-16% organic revenue growth and adjusted EBITDA of $715-$750 million
Business Highlights

•Year to date wins of $977 million, with a robust sales pipeline of approximately $2.0 billion. $497 million in incremental revenue for 2023 secured by the end of 3Q 20222
•Revenue retention rate consistently in the mid-to-high 90s since spin
•Regulatory approval received for the acquisition of Clipper Logistics; integration has commenced
•Reduced net leverage1 to 2.1x with investment grade balance sheet
•Investor Days confirmed for January 12, 2023 in New York and January 17, 2023 in London

GREENWICH, Conn. — November 8, 2022 — GXO Logistics, Inc. (NYSE: GXO) today announced results for the third quarter ended September 30, 2022.

Malcolm Wilson, Chief Executive Officer of GXO, said, “In the third quarter, we once again posted strong operating and financial results and were pleased to deliver our highest-ever quarterly revenue, together with net income3 of $63 million and 19% year-over-year growth in our adjusted EBITDA. We continued to gain market share across verticals and geographies, with particular strength in consumer packaged goods, technology, and industrials, as demand continues to grow from both existing and new customers looking to improve productivity and reduce costs. With receipt of final regulatory approval from the U.K.’s Competition and Markets Authority for our acquisition of Clipper Logistics, integration is underway, and we anticipate realizing the lion’s share of the planned cost synergies in 2023 and 2024.

“We look forward to closing out the year on a high note, with expected topline and margin growth, and are reaffirming our full-year guidance. With the holiday season upon us, we are seeing a smoother peak, as inventory and labor are more readily available, and are laser focused on ensuring a successful holiday season for our customers.

“Looking beyond peak, we are confident for 2023 and expect to deliver notable growth. Our global pipeline is strong, our conversion rates remain high, and demand for the types of technology we provide is only accelerating. Based on our wins to date, we’ve already secured nearly half of a billion dollars of incremental revenue for next year, further strengthening our visibility for 2023. Amidst a dynamic
1 For definitions of non-GAAP measures see the “Non-GAAP Financial Measures” section in this press release.
2 2023 incremental revenue and sales pipeline based on closing 3Q 2022 FX rates of 1.12 GBPUSD and 0.98 EURUSD. 2023 incremental revenue excludes the impact to expected GXO revenue from the Clipper acquisition.
3 Net income attributable to GXO.

macroeconomic environment, there are significant benefits to being a pure-play contract logistics provider, with long-term, contractual relationships that include inflation pass-throughs and minimum volume guarantees. We are excited to present our long-term vision to drive superior returns for our shareholders at our Investor Day.”

Third Quarter 2022 Results

Revenue increased to $2.3 billion, compared with $2.0 billion for the third quarter 2021. Net income attributable to GXO was $63 million, compared with $72 million for the third quarter 2021. Third quarter 2021 net income reflected a $42 million one-time tax benefit related to the spin. Diluted earnings per share was $0.53, compared with $0.62 for the third quarter 2021.

Adjusted net income attributable to GXO1 was $89 million, compared with $65 million for the third quarter 2021. Adjusted diluted earnings per share1 was $0.75, compared with $0.56 for the third quarter 2021.

Adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA1”) increased to $192 million from $162 million in the third quarter 2021.

GXO generated $116 million of cash flow from operations, compared with $105 million for the third quarter 2021. In the third quarter 2022, GXO generated $47 million of free cash flow1, compared to $50 million for the third quarter 2021.

During the third quarter 2022, GXO won new customer contracts expected to contribute $158 million in annualized revenue. The new customer contracts GXO won through the third quarter 2022 are expected to contribute $497 million in incremental revenue in 2023.

2022 Guidance4

GXO is reiterating its full-year 2022 guidance, as follows:

•Organic revenue growth1 of 12%-16%
•Adjusted diluted earnings per share1 of $2.70-$2.90
•Adjusted EBITDA1 of $715 million to $750 million
•Return on invested capital1 of greater than 30%
•Free cash flow1 of approximately 30% of adjusted EBITDA1

Conference Call

GXO will hold a conference call on Wednesday, November 9, 2022, at 8:30 a.m. Eastern Time. Participants can call toll-free (from US/Canada) 877-407-8029; international callers dial +1 201-689-8029. Conference ID: 13733392. A live webcast of the conference will be available on the Investor Relations area of the company’s website, investors.gxo.com. The conference will be archived until November 23, 2022. To access the replay by phone, call toll-free (from US/Canada) 877-660-6853; international callers dial +1 201-612-7415. Use participant passcode 13733392.

About GXO Logistics

GXO Logistics, Inc. (NYSE: GXO) is the world’s largest pure-play contract logistics provider and is benefiting from the rapid growth of ecommerce, automation and outsourcing. GXO is committed to providing a diverse, world-class workplace for approximately 130,000 team members across more than 950 facilities totaling approximately 200 million square feet. The company partners with the world’s
4 Our guidance reflects the acquisition of Clipper Logistics, current foreign currency exchange rates, and the deconsolidation of a 50% owned joint venture.

leading blue-chip companies to solve complex logistics challenges with technologically advanced supply chain and ecommerce solutions, at scale and with speed. GXO corporate headquarters is in Greenwich, Connecticut, USA. Visit GXO.com for more information and connect with GXO on LinkedIn, Twitter, Facebook, Instagram and YouTube.

Non-GAAP Financial Measures

As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables below.

GXO’s non-GAAP financial measures in this press release include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), adjusted EBITDA margin, pro forma adjusted EBITDA, pro forma adjusted EBITDA margin, adjusted earnings before interest, taxes and amortization (“adjusted EBITA”), adjusted EBITA margin, pro forma adjusted EBITA, pro forma adjusted EBITA margin, adjusted net income attributable to GXO and adjusted earnings per share (basic and diluted) (“adjusted EPS”), free cash flow, organic revenue, organic revenue growth, net leverage, net debt and return on invested capital (“ROIC”).

We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, GXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures used by other companies. GXO’s non-GAAP financial measures should only be used as supplemental measures of our operating performance.

Adjusted EBITDA, pro forma adjusted EBITDA, adjusted EBITA, pro forma adjusted EBITA, adjusted net income attributable to GXO and adjusted EPS include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the financial tables below. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, retention awards, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and separating IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives.

Pro forma adjusted EBITDA and pro forma adjusted EBITA include adjustments for allocated corporate expenses and public company standalone costs. Allocated corporate expenses are those expenses that were allocated to the combined financial statements on a carve-out basis in accordance with U.S. GAAP. Public company standalone costs are estimated costs of operating GXO as a public standalone company following its spin-off from XPO Logistics, Inc. effective as of August 2, 2021 and represents the midpoint of our estimated corporate costs.

We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value. We calculate free cash flow as net cash provided by operating activities less payment for purchases of property and equipment plus proceeds from sale of property and equipment. We believe that adjusted EBITDA, adjusted EBITDA margin, pro forma adjusted EBITDA, pro forma adjusted EBITDA margin, adjusted EBITA, adjusted EBITA margin, pro forma adjusted EBITA and pro forma adjusted EBITA margin improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables, which management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that adjusted net income attributable to GXO and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains, which management has determined are not reflective of our core operating activities, including amortization of acquisition-related intangible assets. We believe that organic revenue and organic revenue growth are important measures because they exclude the impact of foreign currency exchange rate fluctuations, revenue from acquired businesses and revenue from deconsolidated operations. We believe that net leverage and net debt are important measures of our overall liquidity position and are calculated by removing cash and cash equivalents from our total debt and net debt as a ratio of our trailing twelve months adjusted EBITDA. We calculate ROIC as our last twelve-month adjusted EBITA, net of income taxes paid divided by invested capital. We believe ROIC provides investors with an important perspective on how effectively GXO deploys capital and use this metric internally as a high-level target to assess overall performance throughout the business cycle.

Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating GXO’s ongoing performance.

With respect to our financial targets for full-year 2022 adjusted EBITDA, organic revenue growth, adjusted diluted EPS, ROIC, and free cash flow, a reconciliation of these non-GAAP measures to the corresponding GAAP measures is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from these non-GAAP target measures. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statements of income and cash flows prepared in accordance with GAAP, that would be required to produce such a reconciliation.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements, including our 2022 financial targets for organic revenue growth, adjusted diluted EPS, adjusted EBITDA, ROIC, and free cash flow; the expected incremental revenue impact of new customer contracts in 2022 and 2023; the anticipated timing for realizing cost synergies from our acquisition of Clipper Logistics; and our growth expectations for 2023. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by the company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the company believes are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, the risks discussed in our filings with the SEC and the following: the severity, magnitude, duration and aftereffects of the COVID-19 pandemic and government responses to the COVID-19 pandemic, including vaccine mandates; economic conditions generally; supply chain challenges, including labor shortages; competition and pricing pressures; our ability to align our investments in capital assets, including equipment, and warehouses, to our customers’ demands; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; acquisitions may be unsuccessful or result in other risks or developments that adversely affect our financial condition and results; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our ability to raise debt and equity capital; litigation; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers’ facilities and efforts by labor organizations to organize our employees; risks associated with defined benefit plans for our current and former employees; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; issues related to our intellectual property rights; governmental regulation, including trade compliance laws, as well as changes in international trade policies and tax regimes; governmental or political actions, including the United Kingdom’s exit from the European Union; natural disasters, terrorist attacks or similar incidents; a material disruption of GXO’s operations; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; the impact of potential cyber-attacks and information technology or data security breaches; the inability to implement technology initiatives successfully; the expected benefits of the spin-off, and uncertainties regarding the spin-off, including the risk that the spin-off will not produce the desired benefits; and a determination by the IRS that the distribution or certain related spin-off transactions should be treated as taxable transactions.

All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this press release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

Investor Contact

Chris Jordan
+1 (203) 536 8493
chris.jordan@gxo.com

Media Contact

Matthew Schmidt
+1 (203) 307-2809
matt.schmidt@gxo.com

GXO Logistics, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions, shares in thousands, except per share amounts)	2022	2021	2022	2021
Revenue	$2,287	$1,974	$6,526	$5,678
Direct operating expense	1,885	1,651	5,408	4,725
Selling, general and administrative expense	227	171	637	519
Depreciation and amortization expense	89	85	242	259
Transaction and integration costs	14	29	57	82
Restructuring costs and other	—	2	14	5
Operating income	72	36	168	88
Other income, net	17	11	56	11
Interest expense, net	(6)	(5)	(19)	(16)
Income before income taxes	83	42	205	83
Income tax (expense) benefit	(19)	31	(51)	21
Net income	64	73	154	104
Net income attributable to noncontrolling interest	(1)	(1)	(3)	(7)
Net income attributable to GXO	$63	$72	$151	$97

Earnings per share data
Basic	$0.53	$0.63	$1.30	$0.84
Diluted	$0.53	$0.62	$1.29	$0.84

Weighted-average common shares outstanding
Basic	118,621	114,629	116,508	114,627
Diluted	119,065	115,529	117,107	115,527

GXO Logistics, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(Dollars in millions, shares in thousands, except per share amounts)	September 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$434	$333
Accounts receivable, net of allowances of $9 and $13, respectively	1,507	1,507
Other current assets	301	259
Total current assets	2,242	2,099
Long-term assets
Property and equipment, net of $1,196 and $1,128 in accumulated depreciation, respectively	914	863
Operating lease assets	2,058	1,772
Goodwill	2,603	2,017
Intangible assets, net of $418 and $407 in accumulated amortization, respectively	576	257
Other long-term assets	413	263
Total long-term assets	6,564	5,172
Total assets	$8,806	$7,271
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$568	$624
Accrued expenses	952	998
Short-term borrowings and obligations under finance leases	94	34
Current operating lease liabilities	499	453
Other current liabilities	162	220
Total current liabilities	2,275	2,329
Long-term liabilities
Long-term debt and obligations under finance leases	1,789	927
Long-term operating lease liabilities	1,699	1,391
Other long-term liabilities	444	234
Total long-term liabilities	3,932	2,552
Commitments and contingencies
Stockholders’ Equity
Common Stock, $0.01 par value per share; 300,000 shares authorized, 118,629 and 114,659 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	1	1
Preferred Stock, $0.01 par value per share; 10,000 shares authorized, 0 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	2,569	2,354
Retained earnings	277	126
Accumulated other comprehensive loss	(278)	(130)
Total stockholders’ equity before noncontrolling interest	2,569	2,351
Noncontrolling interest	30	39
Total equity	2,599	2,390
Total liabilities and equity	$8,806	$7,271

GXO Logistics, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(In millions)	2022	2021
Cash flows from operating activities:
Net income	$154	$104
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization expense	242	259
Stock-based compensation expense	24	22
Deferred tax benefit	—	(47)
Other	(4)	(11)
Changes in operating assets and liabilities
Accounts receivable	(22)	(118)
Other assets	(28)	(129)
Accounts payable	(68)	(8)
Accrued expenses and other liabilities	18	179
Net cash provided by operating activities	316	251
Cash flows from investing activities:
Capital expenditures	(239)	(180)
Proceeds from sales of property and equipment	22	8
Acquisition of businesses, net of cash acquired	(874)	34
Proceeds from cross-currency swap agreements	26	—
Other	9	(2)
Net cash used in investing activities	(1,056)	(140)
Cash flows from financing activities:
Proceeds from issuance of debt, net	898	794
Repayment of debt related to securitization transactions and other	—	(21)
Repayment of debt and finance leases	(23)	(64)
Purchase of noncontrolling interest	—	(128)
Net transfers to XPO Logistics, Inc.	—	(774)
Taxes paid related to net share settlement of equity awards	(12)	—
Other	—	28
Net cash provided by (used in) financing activities	863	(165)
Effect of exchange rates on cash and cash equivalents	(22)	1
Net increase (decrease) in cash and cash equivalents	101	(53)
Cash and cash equivalents, beginning of period	333	328
Cash and cash equivalents, end of period	$434	$275
Supplemental disclosure of cash flow information:
Common Stock issued for acquisition	$203	$—

GXO Logistics, Inc.
Key Data
Disaggregation of Revenue
(Unaudited)

Revenue disaggregated by geographical area was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2022	2021	2022	2021
United Kingdom	$890	$680	$2,371	$1,847
United States	709	599	2,075	1,734
France	171	181	530	551
Netherlands	175	159	508	464
Spain	117	117	360	358
Other	225	238	682	724
Total	$2,287	$1,974	$6,526	$5,678

Revenue can also be disaggregated by various verticals, reflecting the customers’ principal industry. Revenue disaggregated by industries was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2022	2021	2022	2021
Omnichannel retail	$919	$769	$2,618	$2,240
Food and beverage	335	361	1,009	972
Technology and consumer electronics	338	270	963	749
Industrial and manufacturing	275	244	807	743
Consumer packaged goods	227	202	663	572
Other	193	128	466	402
Total	$2,287	$1,974	$6,526	$5,678

GXO Logistics, Inc.
Reconciliation of Net Income to Adjusted EBITDA and Adjusted EBITDA Margin
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2022	2021	2022	2021
					(Pro forma)(1)
Net income attributable to GXO	$63	$72	$151	$97	$106
Net income attributable to noncontrolling interest	1	1	3	7	7
Net income	$64	$73	$154	$104	$113
Interest expense, net	6	5	19	16	20
Income tax expense (benefit)	19	(31)	51	(21)	(18)
Depreciation and amortization expense	89	85	242	259	259
Transaction and integration costs	14	29	57	82	82
Restructuring costs and other	—	2	14	5	5
Unrealized gain on foreign currency options and other	—	(1)	(14)	(1)	(1)
Adjusted EBITDA(2)	$192	$162	$523	$444	$460
Allocated corporate expense(3)					29
Public company standalone cost(4)					(23)
Pro forma adjusted EBITDA(1)(2)					$466

Revenue	$2,287	$1,974	$6,526	$5,678	$5,678
Adjusted EBITDA margin(5)	8.4%	8.2%	8.0%	7.8%	8.2%
(1) Pro forma as prepared under combined financial statements for all periods before August 2, 2021, includes allocated expenses from XPO Corporate.
(2) See the “Non-GAAP Financial Measures” section of this press release.
(3) Excludes the impact of adjusted items and allocated interest expense, income tax, depreciation and amortization from XPO Corporate.
(4) Estimated costs of operating GXO as a standalone public company.
(5) Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue.

GXO Logistics, Inc.
Reconciliation of Net Income to Adjusted EBITA and Adjusted EBITA Margin
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
(In millions)	2022	2021		2022	2021
			(Pro forma)(1)			(Pro forma)(1)
Net income attributable to GXO	$63	$72	$72	$151	$97	$106
Net income attributable to noncontrolling interest	1	1	1	3	7	7
Net income	$64	$73	$73	$154	$104	$113
Interest expense, net	6	5	5	19	16	20
Income tax expense (benefit)	19	(31)	(31)	51	(21)	(18)
Amortization expense	21	16	16	48	44	44
Transaction and integration costs	14	29	29	57	82	82
Restructuring costs and other	—	2	2	14	5	5
Unrealized gain on foreign currency options and other	—	(1)	(1)	(14)	(1)	(1)
Adjusted EBITA(2)	$124	$93	$93	$329	$229	$245
Depreciation expense(3)			2			15
Allocated corporate expense(4)			—			29
Public company standalone cost(5)			—			(23)
Pro forma adjusted EBITA(1)(2)			$95			$266

Revenue	$2,287	$1,974	$1,974	$6,526	$5,678	$5,678
Adjusted EBITA margin(6)	5.4%	4.7%	4.8%	5.0%	4.0%	4.7%
(1) Pro forma as prepared under combined financial statements for all periods before August 2, 2021, includes allocated expenses from XPO Corporate.
(2) See the “Non-GAAP Financial Measures” section of this press release.
(3) Allocated depreciation from XPO Corporate for all periods prior to August 2, 2021.
(4) Excludes the impact of adjusted items and allocated interest expense, income tax, depreciation and amortization from XPO Corporate.
(5) Estimated costs of operating GXO as a standalone public company.
(6) Adjusted EBITA margin is calculated as adjusted EBITA divided by revenue.

GXO Logistics, Inc.
Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions, shares in thousands, except per share amounts)	2022	2021	2022	2021
Net income attributable to GXO	$63	$72	$151	$97
Amortization expense	21	16	48	44
Transaction and integration costs	14	29	57	82
Restructuring costs and other	—	2	14	5
Unrealized gain on foreign currency options and other	—	(1)	(14)	(1)
Income tax associated with the adjustments above(1)	(9)	(11)	(20)	(27)
Discrete and other tax-related adjustments(2)	—	(42)	—	(42)
Adjusted net income attributable to GXO(3)	$89	$65	$236	$158

Adjusted basic earnings per share(3)	$0.75	$0.57	$2.03	$1.37
Adjusted diluted earnings per share(3)	$0.75	$0.56	$2.02	$1.36

Weighted-average common shares outstanding:
Basic	118,621	114,629	116,508	114,627
Diluted	119,065	115,529	117,107	115,527

Aggregated tax of all non-tax related adjustments reflected above:
Amortization expense	$(4)	$(4)	$(11)	$(9)
Transaction and integration costs	(4)	(7)	(9)	(17)
Restructuring costs and other	—	—	(3)	(1)
Unrealized gain on foreign currency options and other	(1)	—	3	—
Total income tax associated with the adjustments above	$(9)	$(11)	$(20)	$(27)
(1) The income tax rate applied to items is based on the GAAP annual effective tax rate, excluding discrete items and contributions- and margin-based taxes. A portion of the transaction costs is not deductible.
(2) Initial recognition of a deferred tax asset in connection with the Spin-off.
(3) See the “Non-GAAP Financial Measures” section of this press release.

GXO Logistics, Inc.
Other Reconciliations
(Unaudited)

Reconciliation of Cash Flows from Operating Activities to Free Cash Flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2022	2021	2022	2021
Net cash provided by operating activities	$116	$105	$316	$251
Payment for purchases of property and equipment	(85)	(61)	(239)	(180)
Proceeds from sale of property and equipment	16	6	22	8
Free Cash Flow(1)	$47	$50	$99	$79
(1) See the “Non-GAAP Financial Measures” section of this press release.

Reconciliation of Revenue to Organic Revenue:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2022	2021	2022	2021
Revenue	$2,287	$1,974	$6,526	$5,678
Revenue from acquired business	(239)	—	(319)	—
Revenue from deconsolidation	—	(23)	(20)	(68)
Foreign exchange rates	222	—	465	—
Organic revenue(1)	$2,270	$1,951	$6,652	$5,610

Revenue growth(2)	15.9%		14.9%
Organic revenue growth(1)(3)	16.4%		18.6%
(1) See the “Non-GAAP Financial Measures” section of this press release.
(2) Revenue growth is calculated as the change in year-over-year revenue growth, expressed as a percentage of 2021 revenue.
(3) Organic revenue growth is calculated as the change in year-over-year organic revenue, expressed as a percentage of 2021 organic revenue.

GXO Logistics, Inc.
Liquidity Reconciliations
(Unaudited)

Reconciliation of Net Debt:

(In millions)	September 30, 2022
Short-term debt	$94
Long-term debt	1,789
Total Debt	$1,883
Less: Cash and cash equivalents	434
Net debt	$1,449

Reconciliation of Net Leverage:

(In millions)	September 30, 2022
Net debt	$1,449
Trailing twelve months adjusted EBITDA(1)	$690
Net Leverage(1)	2.1x
(1) See the “Non-GAAP Financial Measures” section of this press release.

Reconciliation of net income to trailing twelve month adjusted EBITDA:

	Nine Months Ended September 30,		Year Ended December 31,	Trailing Twelve Months Ended September 30,
(In millions)	2022	2021	2021	2022
Net income attributable to GXO	$151	$97	$153	$207
Net income attributable to noncontrolling interest	3	7	8	4
Net income	$154	$104	$161	$211
Interest expense, net	19	16	21	24
Income tax expense (benefit)	51	(21)	(8)	64
Depreciation and amortization expense	242	259	335	318
Transaction and integration costs	57	82	99	74
Restructuring costs and other	14	5	4	13
Unrealized gain on foreign currency options and other	(14)	(1)	(1)	(14)
Adjusted EBITDA(1)	$523	$444	$611	$690
(1) See the “Non-GAAP Financial Measures” section of this press release.

GXO Logistics, Inc.
Return on Invested Capital
(Unaudited)

	Nine Months Ended September 30,		Year Ended December 31,	Trailing Twelve Months Ended September 30,
(In millions)	2022	2021	2021	2022
		(Pro forma)(1)
Adjusted EBITA(1)(2)	$329	$266	$374	$437
Cash paid for income taxes	(74)	(38)	(75)	(111)
Adjusted EBITA(1)(2), net of taxes paid	$255	$228	$299	$326
(1) Pro forma as prepared under combined financial statements for all periods before August 2, 2021, includes allocated expenses from XPO Corporate.
(2) See the “Non-GAAP Financial Measures” section of this press release.

(In millions)	September 30, 2022
Total Equity	$2,599
Plus: Debt	1,883
Less: Cash and Cash equivalents	434
Less: Goodwill	2,603
Less: Intangible assets, net	576
Invested Capital	$869

Ratio of Return on Invested Capital(1)(2)	37.5%
(1) The ratio of return on invested capital is calculated as the trailing twelve months adjusted EBITA, net of income taxes paid, divided by invested capital.
(2) See the “Non-GAAP Financial Measures” section of this press release.

GXO Logistics, Inc.
Reconciliation of Net Income to Trailing Twelve Months Adjusted EBITA
(Unaudited)

	Nine Months Ended September 30,		Year Ended December 31,	Trailing Twelve Months Ended September 30,
(In millions)	2022	2021	2021	2022
		(Pro forma)(1)
Net income attributable to GXO	$151	$106	$162	$207
Net income attributable to noncontrolling interest	3	7	8	4
Net income	$154	$113	$170	$211
Interest expense, net	19	20	25	24
Income tax expense (benefit)	51	(18)	(5)	64
Amortization expense	48	44	61	65
Transaction and integration costs	57	82	99	74
Restructuring costs and other	14	5	4	13
Unrealized gain on foreign currency options and other	(14)	(1)	(1)	(14)
Adjusted EBITA(2)	$329	$245	$353	$437
Depreciation expense(3)		15	15	—
Allocated corporate expense(4)		29	29	—
Public company standalone cost(5)		(23)	(23)	—
Pro forma adjusted EBITA(1)(2)		$266	$374	$437
(1) Pro forma as prepared under combined financial statements for all periods before August 2, 2021, includes allocated expenses from XPO Corporate.
(2) See the “Non-GAAP Financial Measures” section of this press release.
(3) Allocated depreciation from XPO Corporate for all periods prior to August 2, 2021.
(4) Excludes the impact of adjusted items and allocated interest expense, income tax, depreciation and amortization from XPO Corporate.
(5) Estimated costs of operating GXO as a standalone public company.